[SEVEN SEAS PETROLEUM INC. LOGO]                PRESS RELEASE

                                                Contact:
                                                Daniel Drum, Investor Relations
                                                Seven Seas Petroleum Inc.
                                                713-622-8218
                                                www.sevenseaspetro.com


FOR IMMEDIATE RELEASE

                    SEVEN SEAS NAMES DELOITTE AND TOUCHE, LLP
                             AS INDEPENDENT AUDITOR


July 18, 2002 - HOUSTON, TEXAS - Seven Seas Petroleum Inc. (AMEX: "SEV") announced today that Deloitte and Touche, LLP will replace Arthur Andersen, LLP as its independent public accountants. The appointment, effective immediately, was made on the recommendation of the Company's Audit Committee and unanimously approved by the Board of Directors.

     Seven Seas Petroleum Inc. is an independent oil and gas exploration and production company operating in Colombia, South America. The Company's primary emphasis is on the development and production of the Guaduas Oil Field and exploration of the Subthrust Dindal Prospect, both of which are located in Colombia's prolific Magdalena Basin.

Statements regarding anticipated oil and gas production and other oil and gas operating activities, including the costs and timing of those activities, are "forward looking statements" within the meaning of the Securities Litigation Reform Act. The statements involve risks that could significantly impact Seven Seas Petroleum Inc. These risks include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services and government regulation and foreign political risks, as well as other risks discussed in detail in the Seven Seas Petroleum Inc.'s filings with the U.S. Securities and Exchange Commission.